UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 25, 2011

CHINA SHANDONG INDUSTRIES INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-147666	20-8545693
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 2888 Qinghe Road
Development Zone Cao County
Shandong Province, 274400 China
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (86) 530-3431658

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 24, 2011, the holder of a majority of the shares of common stock of China Shandong Industries, Inc. (the “Company”) approved a forward split of such shares by a ratio of 5 for 1 (the “Forward Split”).  The Company filed the certificate of amendment to its certificate of incorporation effectuating the Forward Split on March 25, 2011.  The Forward Split will become effective on or about April 12, 2011.

Before the Forward Split becomes effective on the OTC Bulletin Board (the “OTC BB”), it must be approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Company has commenced the process of obtaining FINRA approval. Upon the approval of the Forward Split by FINRA, each one (1) share of common stock issued and outstanding prior to the Forward Split will be converted into five (5) shares of common stock, and all options, warrants, and any other similar instruments convertible into, or exchangeable or exercisable for, shares of common stock will be proportionally adjusted.

Item 9.01.	Financial Statement and Exhibits

3.1	Certificate of Amendment of Certificate of Incorporation, filed with Secretary of State of State of Delaware on March 25, 2011

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

China Shandong Industries, Inc.

Date: March 28, 2011	By:	/s/ Jinliang Li
Name: Jinliang Li Title: Chief Executive Officer